                                                                    Exhibit 99.1


                      FINANCIAL STATEMENTS OF ATCOM, INC.

                                     INDEX

                                                                    Page Number

Independent Auditors Report                                               1

Balance Sheets as of December 31, 1998 and 1997                           2

Statements of Operations for the years ended
 December 31, 1998 and 1997                                               3

Statements of Changes in Shareholders' (Deficit)
 Equity for the years ended December 31, 1998 and 1997                  4-5

Statements of Cash Flows for the years ended
 December 31, 1998 and 1997                                               6

Notes to Financial Statements                                           7-12

Unaudited Condensed Balance Sheet as of
 June 30, 1999                                                           13

Unaudited Condensed Statements of Operations
 for the six months ended June 30, 1999 and 1998                         14

Unaudited Condensed Statements of Cash Flows
 for the six months ended June 30, 1999 and 1998                         15

Notes to Unaudited Condensed Financial Statements                        16

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of ATCOM, Inc.:

We have audited the accompanying balance sheets of ATCOM, Inc. as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ATCOM, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 1, on September 2, 1999, the Company was acquired by CAIS Internet, Inc.


/s/ Deloitte & Touche LLP

October 22, 1999
San Diego, California

                                  ATCOM, INC
                                BALANCE SHEETS

                                                                                        December 31,
                                                                                        ------------
                                                                                  1998                 1997
                                                                                  ----                 ----
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                    $ 2,241,910        $   507,288
  Accounts receivable, net of allowance for doubtful accounts of
    $12,000 in 1998 and 1997                                                       243,973            146,593
  Inventories                                                                       83,360            166,214
  Other current assets                                                              33,754             58,694
                                                                               -----------        -----------
           Total current assets                                                  2,602,997            878,789

EQUIPMENT, FURNITURE AND FIXTURES AND
  LEASEHOLD IMPROVEMENTS, net                                                      597,518            377,228
OTHER ASSETS                                                                        82,627             73,849
                                                                               -----------        -----------
TOTAL                                                                          $ 3,283,142        $ 1,329,866
                                                                               ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                             $   303,318        $   283,700
  Customer deposits                                                                 84,119            139,520
  Accrued compensation and benefits                                                 77,605             86,804
  Note payable to bank and line of credit                                                             178,681
                                                                               -----------        -----------
           Total current liabilities                                               465,042            688,705

NOTE PAYABLE TO RELATED PARTY                                                       90,000             90,000
NOTE PAYABLE TO BANK, net of current portion                                                           26,029

SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK,
  no par value, 3,000,000 shares authorized;  2,639,685 shares issued
  and outstanding (liquidation preference of $4,777,830)                         4,685,698

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (DEFICIT):
  Series A Convertible Preferred Stock, no par value; authorized, issued and outstanding shares - 725,849 (liquidation preference of
     $914,570)                                                                     907,071            907,071
  Series B Convertible Preferred Stock, no par value; authorized, issued and outstanding shares - 265,819 (liquidation preference of
     $731,002)                                                                     725,003            725,003
  Series C Convertible Preferred Stock, no par value; 1,000,000 shares authorized; 482,360 and 409,126 shares issued and outstanding, respectively, (liquidation preference of $1,379,550 and $1,170,100,
    respectively)                                                                1,362,887          1,153,437
  Common stock, no par value; 10,000,000 shares authorized;
    2,303,708 and 2,240,000 shares issued and outstanding, respectively             27,597             11,100
  Warrants                                                                          14,650              7,500
  Note receivable from shareholder                                                 (75,000)           (75,000)
  Accumulated deficit                                                           (4,919,806)        (2,203,979)
                                                                               -----------        -----------
           Total shareholders' equity (deficit)                                 (1,957,598)           525,132
                                                                               -----------        -----------
TOTAL                                                                          $ 3,283,142        $ 1,329,866
                                                                               ===========        ===========

See notes to financial statements.

                                  ATCOM, INC.

                           STATEMENTS OF OPERATIONS

----------------------------------------------------------------------------------

                                                       YEARS ENDED DECEMBER 31,
                                                        1998               1997

NET SALES                                            $ 1,797,257        $1,921,392

COST OF SALES                                            954,934         1,146,026
                                                     -----------        ----------

        Gross profit                                     842,323           775,366
                                                     -----------        ----------

OPERATING EXPENSES:
  Sales and marketing                                    823,801           431,237
  Engineering and research and development             1,323,640           648,276
  General and administrative                           1,472,131           669,972
                                                     -----------        ----------

           Total operating expenses                    3,619,572         1,749,485
                                                     -----------        ----------

LOSS FROM OPERATIONS                                  (2,777,249)         (974,119)

INTEREST INCOME - net                                     61,422             5,703
                                                     -----------        ----------

NET LOSS                                             $(2,715,827)       $ (968,416)
                                                     ===========        ==========


See notes to financial statements.

ATCOM, INC

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1998 AND 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                SERIES A                SERIES B                SERIES C
                                                               CONVERTIBLE             CONVERTIBLE             CONVERTIBLE
                                                                PREFERRED               PREFERRED               PREFERRED
                                                                  STOCK                   STOCK                   STOCK
                                                               ---------------------------------------------------------------------
                                                                 SHARES      AMOUNT      SHARES      AMOUNT      SHARES       AMOUNT

BALANCE, JANUARY 1, 1997                                        725,849     $907,071     211,274    $575,004

  Issuance of Series B convertible preferred stock for cash                               54,545     149,999
  Issuance of Series C convertible preferred stock for cash,
    net of issuance costs of $16,663                                                                            409,126   $1,153,437
  Exercise of stock options for cash
  Issuance of common stock for cash
  Issuance of Series C convertible preferred stock warrants
    for services
  Net loss
                                                               --------    ---------   ---------   ---------   --------   ----------

BALANCE, DECEMBER 31, 1997                                      725,849      907,071     265,819     725,003    409,126    1,153,437

  Issuance of Series C convertible
    preferred stock for cash                                                                                     73,234      209,450
  Exercise of stock options for cash
  Issuance of Series C convertible
    preferred stock warrants for
    services
  Net loss
                                                               --------    ---------   ---------   ---------   --------   ----------

BALANCE, DECEMBER 31, 1998                                      725,849     $907,071     265,819    $725,003    482,360   $1,362,887
                                                               ========    =========   =========   =========   ========   ==========

                                                                                                                         (Continued)

See notes to financial statements

ATCOM, INC

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1998 AND 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Note
                                                                 Common Stock               Receivable                   Total
                                                              -----------------                From     Accumulated   Shareholders'
                                                               Shares    Amount   Warrants  Shareholder  Deficit    Equity (Deficit)

BALANCE, JANUARY 1, 1997                                      2,200,000  $ 3,100              $(75,000)  $(1,235,563)  $   174,612

 Issuance of Series B convertible preferred stock for cash                                                                 149,999
 Issuance of Series C convertible preferred stock for cash,
   net of issuance costs of $16,663                                                                                      1,153,437
 Exercise of stock options for cash                              35,000    6,625                                             6,625
 Issuance of common stock for cash                                5,000    1,375                                             1,375
 Issuance of Series C convertible preferred stock warrants
   for services                                                                    $ 7,500                                  7,500
 Net loss                                                                                                   (968,416)     (968,416)
                                                              ---------  -------  --------    --------    ----------     ---------

BALANCE, DECEMBER 31, 1997                                    2,240,000   11,100     7,500     (75,000)   (2,203,979)      525,132

 Issuance of Series C convertible preferred stock for cash                                                                 209,450
 Exercise of stock options for cash                              63,708   16,497                                            16,497
 Issuance of Series C convertible preferred stock warrants
   for services                                                                      7,150                                   7,150
 Net loss                                                                                                 (2,715,827    (2,715,827)
                                                              ---------  -------  --------    --------    ----------     ---------

BALANCE, DECEMBER 31, 1998                                    2,303,708  $27,597   $14,650    $(75,000)  $(4,919,806)  $(1,957,598)
                                                              =========  =======  ========    ========   ===========   ===========

                                                                                                                         (Concluded)

See notes to financial statements

                                  ATCOM, INC.

                           STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------
                                                                          Years Ended December 31,
                                                                          1998                 1997
                                                                          ----                 ----
OPERATING ACTIVITIES:
  Net loss                                                            $(2,715,827)          $ (968,416)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                         248,177              129,914
    Loss on disposal of fixed assets                                       24,711
    Provision for doubtful accounts                                                             12,000
    Warrants issued for services                                            7,150                7,500
    Changes in operating assets and liabilities:
      Accounts receivable                                                 (97,380)            (138,106)
      Inventories                                                          82,854              273,277
      Other current assets                                                 24,940              (49,796)
      Accounts payable                                                     19,617              (45,070)
      Customer deposits                                                   (55,401)            (234,280)
      Accrued compensation and other liabilities                           (9,198)              19,138
                                                                      -----------           ----------

           Net cash used in operating activities                       (2,470,357)            (993,839)
                                                                      -----------           ----------

INVESTING ACTIVITIES:
  Purchase of equipment, furniture and fixtures and
    leasehold improvements                                               (501,956)            (335,530)
                                                                      -----------           ----------

           Net cash used in investing activities                         (501,956)            (335,530)
                                                                      -----------           ----------

FINANCING ACTIVITIES:
  Proceeds from issuance of Series B Convertible Preferred Stock                               149,999
  Proceeds from issuance of Series C Convertible Preferred Stock          209,450            1,153,437
  Proceeds from issuance of Series D Redeemable Convertible
    Preferred Stock                                                     4,685,698
  Proceeds from note payable to bank and line of credit                                        104,710
  Payments on note payable to bank and line of credit                    (204,710)
  Proceeds from issuance of common stock                                   16,497                8,000
                                                                      -----------           ----------

           Net cash provided by financing activities                    4,706,935            1,416,146
                                                                      -----------           ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               1,734,622               86,777
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                            507,288              420,511
                                                                      -----------           ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                              $ 2,241,910           $  507,288
                                                                      ===========           ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                              $     8,340           $   11,480
                                                                      ===========           ==========
NON-CASH TRANSACTIONS:
  Stock issued for services                                           $     7,150           $    7,500
                                                                      ===========           ==========


See notes to financial statements.

                                  ATCOM, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ATCOM, Inc. (the "Company") was incorporated in California on February 2, 1996. The Company is engaged in the development and marketing of software for high-speed public Internet access. On September 2, 1999, the Company was acquired by CAIS Internet, Inc.

     Cash Equivalents - The Company considers investments in highly liquid debt securities with remaining maturities of three months or less when acquired to be cash equivalents.

     Concentration of Credit Risk - The Company invests its excess cash in money market accounts managed by financial institutions with strong credit ratings and has not experienced any losses on its investments.

     The Company provides credit, in the normal course of business, to commercial entities with strong credit ratings. Terms of the Company's sales normally require a significant cash deposit at the time the order is received, generally 50% of the total order value. The Company estimates its potential credit losses on an ongoing basis and provides for these anticipated losses in the period that the losses became evident.

     Two customers collectively accounted for 51% and 80% of net sales for the years ended December 31, 1998 and 1997, respectively, and a comparable percentage of accounts receivable.

     Inventories - Inventories consist primarily of hardware and are stated at the lower of cost or net realizable value.

     Depreciation and Amortization - Equipment, furniture and fixtures and leasehold improvements are stated at cost and are depreciated over their estimated useful lives (3 to 5 years) using the straight-line method, except leasehold improvements which are amortized over the lesser of the estimated useful lives of the assets or the remaining lease term.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Revenue Recognition - Revenues are derived from contracts for the sale or lease of public terminals and software licensing. Revenue from public terminals may include hardware, software, installation and customer support. Software and/or hardware sales are recognized upon delivery or as earned over the term of the operating lease. Revenues from custom programming services are recognized as the services are rendered. Revenues from maintenance contracts are recognized ratably over the life of the contract.

     Stock-Based Compensation - In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") or the fair-value method described in SFAS No. 123. The Company has elected to continue accounting for its stock-based compensation for option grants to employees or directors in accordance with the provisions of APB 25.

     The Company accounts for stock option grants and similar equity instruments granted to non-employees under the fair value method provided for in SFAS No. 123.

2.   EQUIPMENT, FURNITURE AND FIXTURES AND LEASEHOLD IMPROVEMENTS

     Equipment, furniture and fixtures and leasehold improvements consist of the following at December 31, 1998 and 1997:

                                                        1998            1997

        Office furniture, fixtures and equipment     $  41,377      $  28,050
        Leasehold improvements                         140,750         68,981
        Public terminals                               240,842        149,685
        Computer equipment                             452,410        234,899
        Equipment under operating lease                 84,624         59,360
                                                     ---------      ---------

        Accumulated depreciation                       960,003        540,975
                                                      (362,485)      (163,747)
                                                     ---------      ---------

                                                    $  597,518     $  377,228
                                                    ==========     ==========

3.   NOTES PAYABLE AND LINES OF CREDIT

     Note Payable - During 1997 and part of 1998, the Company had a fixed rate installment note payable to a bank, collateralized by substantially all assets of the Company and bearing interest at 10.77% per annum. The balance at December 31, 1997 of $54,710 was repaid in March 1998.

     Lines of Credit - During 1997 and through September 1, 1998, the Company had an agreement with a bank for a line of credit that allowed for maximum borrowing of $250,000. Borrowings under the line of credit were collateralized by substantially all assets of the Company and bore interest at the bank's prime rate plus 1.50%. At December 31, 1997, $150,000 was outstanding under the line of credit, which was repaid during 1998. The line of credit expired on September 1, 1998.

     In connection with the line of credit, the Company has outstanding warrants to purchase 9,000 shares of common stock at an exercise price of $2.00 per share and warrants to purchase 3,000 shares of common stock at an exercise price of $4.00 per share. The warrants expire on August 1, 2004 and September 3, 2004, respectively.

     On June 3, 1999, the Company entered into an agreement with a bank for a line of credit that allows for maximum borrowing of $350,000. Borrowings under the line of credit are collateralized by substantially all assets of the Company and bear interest, payable monthly, at the bank's prime rate plus 1.0%. The line of credit expires on June 2, 2000. In connection with the line of credit, the Company must maintain certain financial and other covenants, including a prohibition on dividends. On September 2, 1999, the Company repaid the entire outstanding balance. In connection with the line of credit, the bank received from the Company six-year warrants to purchase 7,000 shares of common stock at an exercise price of $3.50 per share.

     Convertible Note - On July 14, 1999, the Company borrowed $500,000 from a shareholder under a convertible subordinated promissory note. The note is collateralized by substantially all assets of the Company, bears interest at 9% and matures on April 14, 2000. The note and accrued interest will automatically convert into other securities of the Company in connection with the closing of a qualifying financing, defined as a non-debt financing in which the aggregate net proceeds to the Company exceed $6,000,000. In connection with the convertible note, the Company granted a two-year warrant to the lender to purchase 82,873 shares of common stock at $1.81 per share. In connection with the issuance of the warrant, the Company will record a discount on the convertible note of approximately $370,000, which represents the estimated fair value of the warrant at the date of grant. The discount will be amortized to interest expense over the life of the convertible note. On September 2, 1999, the Company repaid the entire outstanding balance.

     The fair values of the warrants issued in connection with the lines of credit were immaterial and therefore not recorded for financial reporting purposes.

4.   RELATED PARTY TRANSACTIONS

     The Company has a note receivable from an officer in the amount of $75,000 at December 31, 1998 and 1997. The note receivable is secured by 75,000 shares of the Company's common stock. Interest accrues at the rate of 10% per annum and is payable quarterly. On September 2, 1999, the entire note receivable and accrued interest balances were forgiven.

     The Company has a note payable to an officer/director/shareholder in the amount of $90,000 that bears interest at 5.05% per annum. Principal and accrued interest are payable on the earlier of the effective date of an initial public offering of the Company, liquidation of the Company, or February 28, 2001. On September 2, 1999, the Company repaid the entire outstanding balance.

5.   INCOME TAXES

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial statement reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1998 and 1997 are shown below. A valuation allowance for the entire deferred income tax asset balance has been recognized, as realization of such asset is unlikely.

                                                      1998             1997
        Net operating loss carryforwards         $ 1,832,000       $   770,000
        Other                                         45,000            65,000
                                                 -----------       -----------

        Total deferred tax assests                 1,877,000           835,000
        Valuation allowance                       (1,877,000)         (835,000)

        Net deferred taxes                       $       -         $      -
                                                 ===========       ===========

     At December 31, 1998, the Company has federal and California net operating loss carryforwards of approximately $4,604,000 and $4,565,000, respectively. The federal and state tax loss carryforwards will begin to expire in 2011 and 2004, respectively, unless previously utilized.

     Pursuant to Internal Revenue Code Section 382, use of the Company's net operating loss carryforward may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

6.   COMMITMENTS AND CONTINGENCIES

     Leases - The Company leases its office facilities and certain equipment under noncancellable operating leases which expire on various dates through 2001.

     Annual future minimum lease payments for the years ending December 31 are as follows:

          1999                                               $ 110,047
          2000                                                  99,862
          2001                                                  18,732
                                                             ---------
                                                             $ 228,641
                                                             =========

     Rent expense for the years ended December 31, 1998 and 1997 was approximately $89,700 and $62,600, respectively.

     Legal - The Company is party to legal proceedings and claims which arise in the normal course of business. In the opinion of management, the ultimate outcome of the claims and legal proceedings will not have a material impact on the Company's financial position or results of operations.

7.   SHAREHOLDERS' EQUITY

     Preferred Stock - Each share of Series A, Series B and Series D Convertible Preferred Stock is convertible at the option of the holder into one share of common stock; Series C is convertible into 1.15 shares of common stock. Conversion is automatic upon the closing of a underwritten public offering. The conversion ratio is subject to certain anti-dilution adjustments, and the holder of each share of preferred stock is entitled to one vote for each share of common stock into which it would convert.

     Upon dissolution, liquidation or winding up of the Company, before any distribution or payment of amounts required to the holders of common stock, the holders of Series A, B, C and D convertible preferred stock are entitled to receive a liquidation preference of $1.26, $2.75, $2.86 and $1.81 per share, respectively, and an amount equal to any declared but unpaid dividends on such shares.

     Non-cumulative annual dividends of $0.10 per share of Series A Convertible Preferred Stock, $0.218 per share of Series B Convertible Preferred Stock, $0.229 per share of Series C Convertible Preferred Stock, and $0.14 per share of Series D Convertible Preferred Stock are payable when and if legally declared by the Board of Directors. These dividends are in preference to any declaration or payment of dividends on common stock. No dividends have been declared.

     The Company is required to redeem the Series D Redeemable Convertible Preferred Stock if after five years subsequent to its issuance date the Company has not been liquidated or completed a Qualified Initial Public Offering, as defined. The redemption value is equal to the greater of the liquidation preference or the fair value per share as determined by the Board of Directors.

     In August 1999, 349,650 shares of Series C Convertible Preferred Stock were issued to an investor at $2.86 per share for net cash proceeds of $830,000. These shares were issued at a price less than the estimated fair value of the underlying common stock into which they are convertible. Upon issuance, the Company recorded a charge to accumulated deficit of approximately $537,000 for the difference between the issuance price of the preferred stock and the estimated fair value of the common stock into which the preferred stock is convertible.

     Stock Option/Stock Issuance Plan - The Company has adopted the 1996 Stock Option/Stock Issuance Plan (the "Plan") under which 2,500,000 shares of common stock are reserved for issuance by the Company to employees, directors and consultants. The terms of any option grant, including vesting requirements, are determined by the Board of Directors subject to the provisions of the Plan. In addition, the Company has the option to repurchase, at the original issue price, the unvested shares. Under the Plan, shares issued or granted under options generally vest 25% after the first year of service and the remaining shares vest in equal monthly installments over the remaining 36 months of service.

     Options under the Plan may be either incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). The maximum term of options granted under the Plan is ten years. The exercise price of the ISOs may be no less than the fair value on the date of grant and the exercise price of the NSOs may be no less than 85% of the fair value on the date of grant.

     The effect of applying the minimum value method of SFAS 123 to options granted to employees in 1998 and 1997 did not result in a pro forma net loss that is materially different from the historical reported amount. Therefore, no such pro forma information is presented herein. The minimum value method was applied using the following weighted-average assumptions for 1998 and 1997: risk-free interest rate of 6%, an expected option life of four years, and no annual dividends. The weighted-average fair value of the options granted during the years ended December 1, 1998 and 1997 was $0.06 per share. Future pro forma results of operations under SFAS 123 may be materially different from actual reported amounts.

     A summary of stock option activity is as follows:

                                           1998                          1997
                                --------------------------    ------------------------
                                                 Weighted                     Weighted
                                                 Average                      Average
                                   Options       Exercise       Options       Exercise
                                 Outstanding      Price       Outstanding      Price

Outstanding at January 1         1,154,500       $  $0.25        737,500      $  $0.23
  Granted                          760,250       $  $0.46        512,000      $  $0.29
  Exercised                        (63,708)      $  $0.24        (35,000)     $  $0.28
  Canceled                         (40,625)      $  $0.30        (60,000)     $  $0.28
                                 ---------                     ---------

Outstanding at December 31       1,810,417       $  $0.34      1,154,500      $  $0.25
                                 =========                     =========

     As of December 31, 1998, the exercise price of the outstanding options ranged from $0.125 to $0.60 per share, all outstanding options were exercisable and 1,209,044 options were vested.

     Warrants - In 1998, the Company issued a warrant in lieu of payment for certain services. The warrant allows the holder to purchase 5,000 shares of Series C convertible preferred stock for $2.86 per share. The warrant may be exercised at any time between the issuance date and the expiration date of February 2008. The fair value of the warrant of $7,150 was charged to general and administrative expense in 1998. In 1997, the Company issued a warrant in lieu of payment for certain consulting services. The warrant allows the holder to purchase 5,500 shares of Series C convertible preferred stock for $2.86 per share. The warrant may be exercised at any time between the issuance date and the expiration date of October 26, 2007. The fair value of the warrant of $7,500 was charged to general and administrative expense in 1997.

     At December 31, 1998, a total of 24,500 warrants to purchase common stock exercisable at prices from $0.275 to $4.00 per share were outstanding.

     Shares Reserved for Future Issuance - As of December 31, 1998 and 1997, 7,524,500 and 2,930,794 shares of common stock, respectively, have been reserved for conversion of preferred stock and exercise of stock options and warrants.

                               ----------------

                                ATCOM, INC.

                            CONDENSED BALANCE SHEET
                                (UNAUDITED)

                                                                               June 30, 1999
                                                                              ---------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                       $ 1,079,912
  Accounts receivable, net of allowance for doubtful accounts of $44,800              315,748
  Inventories                                                                          26,288
  Other current assets                                                                117,415
                                                                                 ------------
           Total current assets                                                     1,539,363

EQUIPMENT, FURNITURE AND FIXTURES AND
  LEASEHOLD IMPROVEMENTS, net                                                         556,192
OTHER ASSETS                                                                           68,176
                                                                                 ------------

TOTAL ASSETS                                                                      $ 2,163,731
                                                                                 ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                                $   465,106
  Customer deposits                                                                     3,789
  Accrued compensation and benefits                                                   518,765
  Note payable to bank and line of credit                                             350,000
                                                                                 ------------
           Total current liabilities                                                1,337,660

NOTE PAYABLE TO RELATED PARTY                                                          90,000

SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK,
  no par value, 3,000,000 shares authorized;  2,639,685 shares issued and
  outstanding (liquidation preference of $4,777,830)                                4,685,698

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
  Series A Convertible Preferred Stock, no par value; authorized, issued
    and outstanding shares - 725,849 (liquidation preference of $914,570)             907,071
  Series B Convertible Preferred Stock, no par value; authorized, issued
    and outstanding shares - 265,819 (liquidation preference of $731,002)             725,003
  Series C Convertible Preferred Stock, no par value; 1,000,000 shares authorized; 842,510 shares issued and outstanding,
    (liquidation preference of $2,409,579)                                          1,362,887
  Common stock, no par value; 10,000,000 shares authorized;
    2,320,583 shares issued and outstanding                                            31,678
  Warrants                                                                             14,650
  Note receivable from shareholder                                                    (75,000)
  Accumulated deficit                                                              (6,915,916)
                                                                                 ------------
           Total shareholders' equity (deficit)                                    (3,949,627)
                                                                                 ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                              $ 2,163,731
                                                                                 ============

See notes to unaudited financial statements.

                                  ATCOM, INC.

                      CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                  Six Months ended June 30,
                                                    1999             1998
                                               -------------     ------------
   Net Sales                                   $    873,755      $ 1,179,617

   Cost of Sales                                    506,288          684,178
                                               -------------     ------------

      Gross Profit                                  367,467          495,439
                                               -------------     ------------

   Operating Expenses
      Sales and marketing                           634,225          271,312
      Engineering and research and development      685,661          412,866
      General and administrative                  1,065,885          491,022
                                               -------------     ------------

          Total operating expenses                2,385,771        1,175,200
                                               -------------     ------------


   Loss from operations                          (2,018,304)        (679,761)

   Other income, net                                 22,194            2,058
                                               -------------     ------------

   Net Loss                                    $ (1,996,110)     $  (677,703)
                                               =============     ============

See notes to unaudited financial statements.

                               ATCOM, INC.

                      Condensed Statements of Cash Flows
                               (UNAUDITED)

                                                                                     Six Months Ended June 30,
                                                                                   1999                   1998
                                                                               ------------           -----------
OPERATING ACTIVITIES:
  Net loss                                                                     $ (1,996,110)           $ (677,703)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                                   136,222               104,123
    Loss on disposal of fixed assets                                                  3,000                30,000
    Provision for doubtful accounts                                                  32,800
    Warrants issued for services
    Changes in operating assets and liabilities:
      Accounts receivable                                                          (104,575)             (152,711)
      Inventories                                                                    57,072                59,043
      Other current assets                                                          (83,661)               12,033
      Other assets                                                                   14,451
      Deferred revenue                                                                                     55,834
      Accounts payable                                                              161,788               (14,515)
      Customer deposits                                                             (80,330)             (127,270)
      Accrued compensation and other liabilities                                    441,160                38,192
                                                                               ------------           -----------
           Net cash used in operating activities                                 (1,418,183)             (672,974)
                                                                               ------------           -----------
INVESTING ACTIVITIES:
  Purchase of equipment, furniture and fixtures and
    leasehold improvements                                                          (97,897)             (443,769)
                                                                               ------------           -----------
           Net cash used in investing activities                                    (97,897)             (443,769)
                                                                               ------------           -----------
FINANCING ACTIVITIES:
  Proceeds from issuance of Series B Convertible Preferred Stock
  Proceeds from issuance of Series C Convertible Preferred Stock                                          194,450
  Proceeds from issuance of Series D Convertible Preferred Stock                                          785,073
  Proceeds from note payable to bank and line of credit                             350,000               100,000
  Payments on note payable to bank and line of credit                                                     (54,710)
  Proceeds from issuance of common stock                                              4,082                10,588
                                                                               ------------           -----------
           Net cash provided by financing activities                                354,082             1,035,401
                                                                               ------------           -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                        (1,161,998)              (81,342)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  2,241,910               507,288
                                                                               ------------           -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 1,079,912             $ 425,946
                                                                               ============           ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest                                      $       200             $   6,748
                                                                               ============           ===========


See notes to unaudited financial statements.

ATCOM, Inc.

Notes to Unaudited Financial Statements
June 30, 1999
--------------------------------------------------------------------------------

BASIS OF PRESENTATION

The accompanying financial statements as of June 30, 1999 and for the six months ended June 30, 1999 and 1998 are unaudited and have been prepared by ATCOM, Inc. (the "Company"). The Company believes that the financial statements include all adjustments of a normal and recurring nature necessary to present fairly its financial position and results of operations for the period presented. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements for the years ended December 31, 1998 and 1997. The results for the six months ended June 30, 1999 are not necessarily indicative of the results expected for the entire 1999 year.